UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported: July 1, 2002)

ELECTRONIC ARTS INC.
(Exact name of registrant as specified in charter)

Commission File No. 0-17948

Incorporated in the State of Delaware
I.R.S. Employer Identification No. 94-2838567

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 650-628-1500

Item 5.    Other Events.

Due to the untimely death of Daniel H. Case III, who had been nominated for re-election to the Board of Directors of Electronic Arts at the Annual Meeting of Stockholders to be held on August 1, 2002, the Board of Directors has reduced the size of the Board from eight (8) to seven (7) members as of July 1, 2002. Electronic Arts does not intend to propose a substitute nominee for election to the Board of Directors at the Annual Meeting of Stockholders.

Electronic Arts deeply regrets the untimely loss of Mr. Case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

By:	/s/ RUTH A. KENNEDY
Ruth A. Kennedy, Esq. Senior Vice President, General Counsel and Secretary
Dated: July 2, 2002

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